Exhibit. 99.1

CHAMPION SAFE PARTNERS WITH NETWIZE TO ENHANCE TECHNOLOGY, STREAMLINE OPERATIONS AND DRIVE SALES, MARGIN, AND PROFIT GROWTH

PROVO, UT, Feb. 25, 2025 (GLOBE NEWSWIRE) — Champion Safe Company, a leading manufacturer of premium safes and wholly-owned subsidiary of American Rebel Holdings, Inc. (NASDAQ: AREB), America’s Patriotic Brand (americanrebel.com), has announced a strategic partnership with NetWize, a premier IT services provider, to modernize and optimize its technology infrastructure. This collaboration will improve efficiency, security, and overall business operations as Champion Safe continues its commitment to innovation and quality.

“Champion Safe is dedicated to delivering the highest quality security solutions to our customers, and that extends to how we operate as a company,” said Tom Mihalek, CEO of Champion Safe. “By partnering with NetWize, we are investing in cutting-edge technology and streamlined operations that will allow us to better serve our customers, support our long-term growth, and increase sales throughput, overall margin and profitability.”

NetWize will implement a comprehensive technology upgrade across Champion Safe’s operations, including enhanced cybersecurity measures, improved data management, and optimized IT infrastructure to support future expansion.

“We are excited to work with Champion Safe, a company that shares our dedication to excellence,” said Jed Crossley, CEO of NetWize. “Our expertise in IT solutions will help Champion Safe increase operational efficiency, enhance security, and leverage technology to drive innovation in the safe industry.”

The partnership underscores Champion Safe’s ongoing efforts to remain at the forefront of the safe manufacturing industry by integrating modern technological solutions into its business model.

Customers can expect an even greater level of service, reliability, and innovation as a result of this collaboration.

For more information about Champion Safe, visit championsafe.com .

To learn more about NetWize, visit NetWize.com .

About Champion Safe Company

Champion Safe Company has been at the forefront of safe manufacturing for over 25 years, offering a range of high-quality safes designed for ultimate security and fire protection. With a commitment to craftsmanship and innovation, Champion Safes are trusted by homeowners, gun owners, and businesses across the nation.

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About NetWize

Founded in 1998, NetWize is a reputable IT provider located in Utah, committed to empowering businesses with scalable technology solutions and expert IT services. We excel in managed IT services, cloud solutions, cybersecurity, and strategic IT consulting, all customized to address the unique needs of our clients. Our certified team is dedicated to boosting productivity and driving innovation, ensuring that your IT infrastructure performs at its best.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit americanrebel.com and americanrebelbeer.com . For investor information, visit americanrebel.com/investor-relations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of the NetWize partnership, actual effect of the partnership on sales, margin and profit growth, our ability to effectively execute our business plan, and the Risk Factors contained within AREB’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023 and Form 10-Q for the nine months ended September 30, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts:

jon.minder@americanrebel.com

thomas.mihalek@americanrebel.com

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